                                                                  EXHIBIT 4.0
                                                                  -----------

                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement") is made and entered into as of May 8, 1998, by and between GREATER BAY BANCORP, a California corporation (the "Company"), and the LEO K.W. LUM PRB REVOCABLE TRUST (the "Shareholder"), with reference to the following:

                                    RECITALS

          A. This Agreement is made pursuant to the Agreement and Plan of Reorganization, dated as of February 24, 1998 ( the "Reorganization Agreement"), by and among the Company, PACIFIC RIM BANCORPORATION, a California corporation ("PRB"), and the Shareholder.

          B. In order to induce PRB and the Shareholder to enter into the Reorganization Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Shareholder. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Reorganization Agreement.

                                   AGREEMENT

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings given such terms in the Reorganization Agreement, and the following terms shall have the following meanings:

          Advice:  As defined in the last paragraph of Section 3 hereof.
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          Affiliate:  As to any specified person shall mean any other person
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directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          Agreement:  This Registration Rights Agreement, as the same may be
          ---------
amended, supplemented or modified from time to time in accordance with the terms hereof.

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          Business Day:  With respect to any act to be performed hereunder, any
          ------------
day other than Saturday, Sunday or a day on which a bank chartered under the laws of the State of California is closed.

          Commission:  The Securities and Exchange Commission.
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          Common Stock:  Common stock, no par value per share, of the Company.
          ------------

          Company:  Greater Bay Bancorp, a California corporation, and any
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successor corporation thereto.

          Effectiveness Period:  As defined in Section 2(a) hereof.
          --------------------

          Effectiveness Target Date: The first Business Day following the
          -------------------------
Publication Date.

          Exchange Act:  The Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations promulgated by the Commission pursuant thereto.

          Proceeding:  An action, claim, suit or proceeding (including, without
          ----------
limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          Prospectus:  The prospectus included in any Shelf Registration
          ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the issuance or resale of any portion of the Restricted Securities covered by such Shelf Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

          Publication Date:  The date of the Company's first publication of
          ----------------
financial results covering at least 30 days of post-Merger combined operations.

          Restricted Securities:  The shares of Company Common Stock issued to
          ---------------------
the Shareholder in the Merger.

          Rule 144:  Rule  144 promulgated by the Commission pursuant to the
          --------
Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 415:  Rule 415 promulgated by the Commission pursuant to the
          --------
Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

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          Rule 424:  Rule 424 promulgated by the Commission pursuant to the
          --------
Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Securities Act:  The Securities Act of 1933, as amended, and the rules
          --------------
and regulations promulgated by the Commission thereunder.

          Shareholder:  The Shareholder, as defined in the recitals hereto, and
          -----------
any other person or entity who acquires Restricted Securities from the Shareholder subsequent to the Effective Time of the Merger in accordance with the provisions of Section 8(c) hereof.

          Shelf Registration Statement:  Any registration statement of the
          ----------------------------
Company that covers the resale of any of the Restricted Securities pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

     2.   SHELF REGISTRATION.

          (a) The Company shall use its commercially reasonable efforts to file with the Commission as soon as practicable after the Effective Time of the Merger, one Shelf Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering 400,000 shares of the Restricted Securities. The Company shall use its commercially reasonable efforts, as described in Section 3, to cause such Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, but in no event later than the Effectiveness Target Date, and to keep such Shelf Registration Statement continuously effective under the Securities Act thereafter for the period ending one year after the Effective Time of the Merger, or ending when there cease to be outstanding any Restricted Securities which were the subject of such Shelf Registration Statement (the "Effectiveness Period"), subject to (i) the Company's right to suspend the effectiveness of such Shelf Registration Statement as provided in the second to last paragraph of Section 3; and (ii) the Shareholder's right to require the Company to extend the effectiveness of such Shelf Registration Statement for one additional calendar quarter as provided in the last paragraph of Section 3. The Shelf Registration Statement shall be on Form S-3 under the Securities Act or such successor or other appropriate form permitting registration of such Restricted Securities for resale by the Shareholder in open market transactions (with or without the use of one or more brokers).

          (b) During the Effectiveness Period, the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective by supplementing and amending such Shelf Registration Statement as required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement if required by the Securities Act, subject to the Company's right to suspend the effectiveness of such Shelf Registration Statement as provided in the second to last paragraph of Section 3.

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

     3. REGISTRATION PROCEDURES. In connection with the Shelf Registration Statement, the Company is required by the provisions of Section 2 hereof to effect the registration of Restricted Securities on the appropriate form available to permit the sale of the Restricted Securities in open market transactions (with or without the use of one or more brokers), and pursuant thereto the Company, at its expense and as expeditiously as reasonably possible, agrees with respect to the Shelf Registration Statement to:

          (a) Furnish to the Shareholder such number of copies of the Shelf Registration Statement, and each amendment and supplement thereto, preliminary Prospectus, final Prospectus and such other documents as the Shareholder may reasonably request;

          (b) Prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective and current for the Effectiveness Period (other than any period in which sales may be suspended pursuant to the second to last paragraph of this Section 3); cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition as contemplated hereby;

          (c) Use its commercially reasonable efforts to register or qualify the securities covered by the Shelf Registration Statement under the state securities or "blue sky" laws of up to ten (10) jurisdictions as the Shareholder may select within ten (10) days prior to the original filing of the Shelf Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (d) Notify the Shareholder promptly after it shall receive notice thereof, of the date and time when the Shelf Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of any such registration statement has been filed;

          (e) Notify the Shareholder promptly of any request by the Commission or any state governmental authority for the amendment or supplementation of the Shelf Registration Statement or Prospectus or for additional information;

          (f) Prepare and file with the Commission, promptly upon the request of the Shareholder, any amendments or supplements to the Shelf Registration Statement or Prospectus that, in the written opinion of counsel for the Shareholder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Securities by the Shareholder;

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

          (g) Prepare and file promptly with the Commission, and promptly notify the Shareholder of the filing of, such amendments or supplements to the Shelf Registration Statement or Prospectus as may be necessary to correct any statements or omissions if to the Company's knowledge, at the time when a Prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h) If the Shareholder is required to deliver a Prospectus at a time when the Prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to the Shelf Registration Statement and such Prospectus as may be necessary for such Prospectus to comply with the requirements of the Securities Act and such rules and regulations;

          (i) Advise the Shareholder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission, any state securities commission, any other governmental agency or any court suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (j) Make available for inspection upon request by the Shareholder and by the Shareholder's counsel all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by the Shareholder or counsel, in connection with the Shelf Registration Statement but only (x) to the extent necessary to the conduct of customary due diligence, and (y) if the recipient thereof has executed a confidentiality agreement in a form reasonably acceptable to the Company protecting against the misappropriation or disclosure of the Company's confidential information; and

          (k) List all Common Stock covered by the Shelf Registration Statement on the stock exchange or system, if any, on which the Common Stock of the Company is then listed.

          If the Shareholder proposes to sell any Restricted Securities pursuant to the Shelf Registration Statement, the Shareholder shall notify the Company of its intent to do so (including the proposed manner and timing of such sales) at least two (2) full trading days prior to such sale, and the provision of such notice to the Company shall conclusively be deemed to reestablish and reconfirm an agreement by the Shareholder to comply with the registration provisions in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by the Shareholder expressly for inclusion in the Shelf Registration Statement (as the same may have been superseded by subsequent information) is accurate as of the date of such notice. At any time within such two (2) trading day period, the Company may refuse to permit the Shareholder to resell any Restricted Securities pursuant to any Shelf Registration Statement, provided, however, that in order to exercise this right, the Company or its counsel must deliver a certificate in writing to the Shareholder to the effect that a delay in such sale is necessary because a sale pursuant to the Shelf Registration Statement in its then-current form without the addition of material, nonpublic information about the Company could constitute a violation of the federal securities laws. In addition, in connection with any sale of the Restricted Securities as to which any registration is being effected, the Company may require the Shareholder to: (i) furnish to the Company such information regarding the distribution of such Restricted Securities as is required by law to be disclosed in the Shelf Registration Statement and (ii) provide to the Company a signed writing accepting and acknowledging its rights and obligations hereunder.

          The Shareholder agrees by acquisition of any Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), 3(g) or 3(i) hereof, the Shareholder will forthwith discontinue disposition of such Restricted Securities covered by such Shelf Registration Statement or Prospectus until the Shareholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

          The registration rights of the Shareholder pursuant to this Agreement and the ability to offer and sell Restricted Securities pursuant to the Shelf Registration Statement are subject to the conditions and limitations contained in this paragraph, and the Shareholder will be deemed to have agreed with the Company that if the Board of Directors of the Company determines in its good faith judgment that the use of any Prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, or that the offer and sale of the Restricted Securities would interfere with any financing, acquisition or other material transaction contemplated by the Company, upon written notice of such determination by the Company, the rights of the Shareholder to offer, sell or distribute any Restricted Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Restricted Securities pursuant to the Shelf Registration Statement shall be suspended until the date upon which the Company notifies the Shareholder in writing (the "Suspension Termination Notice") that suspension of such rights for the grounds set forth in this paragraph is no longer necessary, and the Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary. Further, if during the Effectiveness Period, the Shareholder is an officer, director or employee of the Company, the rights of the Shareholder to offer, sell or otherwise effect any distribution of Restricted Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Restricted Securities pursuant to the Shelf Registration Statement shall be suspended during any period in which directors, officers or employees of the Company are not permitted to offer or sell securities in accordance with the Company's policies.

          If, as a result of the policies and requirements of the Company and/or the limitations under the Securities Act as described in this Section 3, the Shareholder does not have at least twenty (20) trading days available to sell Restricted Securities in each calendar quarter (prorated for any partial quarter) from the Effectiveness Target Date until the first anniversary of the Closing Date, the Shareholder, at its option, may notify the Company in writing that the Shareholder requests the Company to extend the Effectiveness Period for one additional calendar quarter. Upon receipt of such notice and its verification that the Shareholder has not had at least twenty (20) trading days available in each calendar quarter as described above, the Company shall use its commercially reasonable efforts to extend the Effectiveness Period for one additional calendar quarter and all of its and the Shareholder's other obligations hereunder shall be extended for such additional calendar quarter.

     4.   REGISTRATION EXPENSES.

          The Company shall bear all fees and expenses incident to the performance of or compliance with its obligations under this Agreement, including without limitation printing expenses (including a reasonable number of Prospectuses for circulation by the Shareholder), legal fees and disbursements of counsel for the Company, "blue sky" expenses, accounting fees and filing expenses. The Shareholder shall bear all other fees and expenses incident hereto, including without limitation underwriting commissions or similar charges, legal fees and disbursements of counsel for the Shareholder.

     5.   INDEMNIFICATION.

          (a) The Company hereby agrees to indemnify and hold harmless the Shareholder, any underwriter (as defined in the Securities Act) for the Shareholder, its settlors, beneficiaries, officers, directors, shareholders or partners, and each Person who controls the Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, from and against, and agrees to reimburse such persons and entities with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such persons or entities may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Shelf Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by (i) an untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished by such persons or entities specifically for use in the preparation of the Shelf Registration Statement or (ii) any untrue statement or alleged untrue statement of material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus corrects the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claim, action, demand, loss, damage, liability, cost or expense for which indemnification is sought, (y) a copy of the later Prospectus had been made available to the Shareholder in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Shareholder was under an obligation to deliver such later Prospectus to the purchaser and (z) there would have been no such liability but for such failure to deliver such later Prospectus by the Shareholder.

          (b) The Shareholder hereby agrees to indemnify and hold harmless the Company, its officers, directors, any underwriter and each person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, from and against, and agrees to reimburse the Company, its officers, directors, underwriters and such controlling persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, underwriters or such controlling persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon written information furnished by the Shareholder specifically for use in the preparation thereof; provided, however, that the Shareholder shall not be liable in any case to the extent such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus shall correct the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claims, actions, demands, losses, damages, liabilities, costs or expenses for such indemnification is sought, (y) a copy of the later Prospectus had been made available to the Shareholder in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Company or a controlling person other than the Shareholder shall have been under an obligation to deliver such later Prospectus, and (z) there would have been no such liability but for such failure to deliver such later Prospectus by the Company or controlling person.

          (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 5 and shall not relieve the indemnifying party from liability under this Section 5 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the prior written consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          (d) If the indemnification provided for in subsection (a) or (b) of this Section 5 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Shareholder on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the amount that the Shareholder shall be obligated to contribute pursuant to subsection (b) or this subsection (d) shall be limited to an amount equal to the per share public offering price multiplied by the number of shares of Restricted Securities sold by the Shareholder pursuant to the Shelf Registration Statement that gives rise to such obligation to contribute. The relative fault of the Company on the one hand and the Shareholder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Shareholder's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

     6. RESTRICTIONS ON SALES. Notwithstanding any other provision hereof, during any three month period from the effectiveness of any Shelf Registration Statement, the Shareholder agrees not to sell or otherwise dispose of any shares of Common Stock registered under such Shelf Registration Statement if such sale or other disposition, when aggregated with sales or dispositions of Restricted Securities or any other securities of the Company held by the Shareholder, would exceed the greater of: (x) one percent (1%) of the Common Stock then outstanding as shown by the most recent report or statement published by the Company or (y) the average weekly reported volume of trading in the Common Stock during the four calendar weeks preceding the date of the proposed sale or other disposition.

     7. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company agrees to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act.

     8.   MISCELLANEOUS.

          (a) Amendments and Waivers.  With the written consent of the
              ----------------------
Shareholder, the obligations of the Company and the rights of the Shareholder under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Shareholder and the Company. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 8(a). Specifically, but without limiting the generality of the foregoing, the failure of the Shareholder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of the Shareholder at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          (b) Notices.  All notices and other communications provided for herein
              -------
shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

               (i)  if to the Company, as provided in the Reorganization
Agreement,

               (ii) if to the Shareholder, to the address of the Shareholder as it appears in the Common Stock register of the Company.

          Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when (v) delivered by hand, if personally delivered, (w) one Business Day after being timely delivered to a next-day air courier, (x) five Business Days after being deposited in the mail, postage prepaid, if mailed, (y) when answered back, if telexed or (z) when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          (c) Successors and Assigns.  This Agreement and the rights and
              ----------------------
benefits of the Shareholder hereunder may be assigned or transferred by the Shareholder only with the express prior written consent of the Company (except that the Shareholder may make assignments or transfers in the form of gifts or similar dispositions without the Company's prior consent for bona fide estate planning purposes). In any such case, no Shareholder assignee or transferee shall have any of the rights granted to the Shareholder under this Agreement until such assignee or transferee shall have acknowledged its rights and obligations hereunder by a signed written statement of such assignee's or transferee's acceptance of such rights and obligations. This Agreement may be assigned or transferred by the Company in the Company's sole discretion, provided that any successor, assignee or transferee shall have its common stock quoted on the Nasdaq National Market or listed on a national securities exchange, and the obligations and duties of the Company hereunder shall become the obligations and duties of any successor, assignee or transferee of the Company upon effectiveness of such assignment or transfer..

          (d) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

          (e) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California, as applied to contracts made and performed within the State of California without regard to principles of conflicts of law.

          (f) Severability.  The remedies provided herein are cumulative and not
              ------------
exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the

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

same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (g) Construction.  All Section and other subdivision titles or
              ------------
captions contained in this Agreement are for convenience of reference only and shall not effect the meaning or interpretation of any provision of this Agreement. All terms used in this Agreement include, where appropriate the singular as well as the plural and the masculine, feminine and neuter genders. The words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular Section or other subdivision; and all Section and other subdivision references contained herein refer to Sections and other subdivisions hereof. Use herein of the term "or" is not intended to be exclusive, unless the context clearly requires. All provisions hereof apply to successive events and transactions.


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                                       12

     IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the day and year first above written.



                              GREATER BAY BANCORP

                                    /s/ Duncan L. Matteson
                              By:___________________________________
                                    Duncan L. Matteson
                                    Co-Chairman

                                    /s/ David L. Kalkbrenner
                              By:___________________________________
                                    David L. Kalkbrenner
                                    President and Chief Executive Officer


                              SHAREHOLDER

                                    /s/ Leo K.W. Lum, Trustee
                              By:_____________________________________
                                    Leo K.W. Lum PRB Revocable Trust
                                    Leo K.W. Lum, not in his individual
                                    capacity but solely as Trustee

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